Exhibit 99.1

[FORBES ENERGY SERVICES LTD. LETTERHEAD]

DEAR FORBES ENERGY SERVICES LTD. SHAREHOLDER:

Effective as of the close of business on                      (the “Effective Date”), Forbes Energy Services Ltd. (the “Company”) effected a ten-to-one share consolidation (the “Share Consolidation”) and immediately thereafter discontinued as a Bermuda corporation and converted into a Texas corporation (the “Conversion”). For convenience, in order to distinguish between Forbes Energy Services Ltd. before and after the Conversion, we refer to the Bermuda entity prior to the Conversion as “Forbes Bermuda” and the Texas entity after the Conversion as “Forbes Texas.” As a result of both the Share Consolidation and the Conversion, each ten (10) common shares, par value $0.01 each, of Forbes Bermuda issued and outstanding as of the Effective Date was converted into one (1) share of common stock, par value $0.10 each, of Forbes Texas. As a result of the Share Consolidation and Conversion, record holders of certificates representing the Company’s common shares prior to the Share Consolidation and Conversion have the right to receive, upon surrender to either American Stock Transfer and Trust Company, LLC, the Company’s exchange agent, or CIBC Mellon Trust Company, the Company’s forwarding agent, of their certificates representing such shares, new certificates representing shares of common stock of Forbes Texas at the ratio of one (1) share of common stock of Forbes Texas for every ten (10) common shares of Forbes Bermuda plus, if applicable, payment in lieu of the issuance of fractional shares as described below.

Fractional shares of common stock of Forbes Texas will not be issued as a result of the Share Consolidation and Conversion; instead, holders of common shares of Forbes Bermuda who otherwise would have been entitled to receive a fractional share as a result of the Share Consolidation and Conversion will receive an amount in cash equal to $         per post-split share (based on the closing price for the common shares of Forbes Bermuda on the business day immediately prior to the Effective Date multiplied by 10) times the fractional interest upon the surrender to American Stock Transfer and Trust Company or CIBC Mellon Trust Company, of certificates representing such shares.

Registered shareholders of Forbes Energy Services Ltd. should complete, date, sign and return the enclosed Letter of Transmittal to either American Stock Transfer and Trust Company, the Company’s exchange agent, or CIBC Mellon Trust Company, the Company’s forwarding agent, along with all of your certificates representing common shares of Forbes Bermuda prior to the Share Consolidation and the Conversion. We suggest that you mail the shares in a traceable manner (e.g. registered mail, overnight courier, etc.) Any person holding, of record, more than one certificate representing common shares of Forbes Bermuda prior to the Share Consolidation and Conversion must surrender all such certificates registered in such person’s name in order to receive payment for fractional interests and a new certificate representing the number of shares of common stock of Forbes Texas to which such person is entitled.

Only upon receipt of your properly completed Letter of Transmittal and your certificate(s) representing common shares of Forbes Bermuda issued prior to the Share Consolidation and Conversion will American Stock Transfer and Trust Company, LLC forward you your new certificates and payment, if applicable. While all shareholders of Forbes Bermuda will be automatically deemed to be shareholders of Forbes Texas, we strongly urge all registered holders of record to surrender their certificates of Forbes Bermuda to American Stock Transfer and Trust Company, LLC or CIBC Mellon Trust Company with a properly completed Letter of Transmittal. Please read and follow all instructions on the Letter of Transmittal, and direct any questions you might have to American Stock Transfer and Trust Company at (877) 248-6417 or (718) 921-8317 or CIBC Mellon Trust Company at (1-800) 387-0825 or
(416) 643-5500.

By order of the Board of Directors

Assistant Secretary

LETTER OF TRANSMITTAL

To accompany certificates of common shares, $0.01 par value per share, of Forbes Energy Services Ltd.

The undersigned represents that I (we) have full authority, without restriction, to surrender for exchange the accompanying certificate(s) of common shares, $0.01 par value per share, of Forbes Energy Services, a Bermuda exempt company (in its status as a Bermuda entity, “Forbes Bermuda”). You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a certificate representing shares of common stock, $0.10 par value per share, of Forbes Energy Services Ltd., a Texas corporation (in its status as a Texas entity, “Forbes Texas”), and, if such exchange results in any fractional share, a check representing payment in lieu of the issuance of such fractional share. These new certificates shall equal one share of common stock of Forbes Texas per ten common shares of Forbes Bermuda tendered and, if applicable, such payment in lieu of the issuance of fractional share shall equal to $         per post-exchange share times the fractional interest created by this exchange.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to either (i) American Stock Transfer & Trust Company, LLC, who is acting as exchange agent in this transaction, or (ii) CIBC Mellon Trust Company, who is acting as the Canadian forwarding agent in this transaction, at the addresses below:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

CIBC Mellon Trust Company

If delivering by mail:	If delivering by hand or courier:

CIBC Mellon Trust Company	CIBC Mellon Trust Company
P.O. Box 1036	199 Bay Street
Adelaide Street Postal Station	Commerce Court West, Securities Level
Toronto, Ontario, M5C 2K4	Toronto, Ontario, M5L 1G9

For assistance call 1-800-387-0825 or (416)643-5500

Pursuant to the ten-to-one share consolidation and the conversion to a Texas corporation of Forbes Energy Services Ltd., the undersigned encloses herewith and surrenders the following certificate(s) representing common shares of Forbes Bermuda:

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections
	Certificate No(s)	Number of Shares

TOTAL SHARES

☐ Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.

SPECIAL PAYMENT INSTRUCTIONS
Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name:

Address:

(Please also complete Substitute Form W-9 on the reverse or an applicable Form W-8 AND see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instructions 4. Mail to:

Name:

Address:

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE

SUBSTITUTE FORM W-9 ATTACHED HERETO IF YOU ARE A U.S. HOLDER OR

OBTAIN AND COMPLETE A FORM W-8BEN OR OTHER APPLICABLE IRS FORM W-8 IF YOU ARE A NON-U.S. HOLDER

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.

Registered Holder

Registered Holder

Title, if any
Date:

Phone No.:

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Unless the shares are tendered by the registered holder(s) of the common stock, the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.
—

Authorized Signature
—

Name of Firm

Address of Firm - Please Print

INSTRUCTIONS FOR SURRENDERING CERTIFICATES

(Please read carefully the instructions below)

1. Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to either American Stock Transfer & Trust Company (the “Exchange Agent”) or CIBC Mellon Trust Company (the “Forwarding Agent”). Do not send your certificates to Forbes Energy Services Ltd. Any certificates and letters of transmittal received by the Forwarding Agent will be sent to the Exchange Agent, who will process the exchange. The method of delivery of certificates to be surrendered to the Exchange Agent or the Forwarding Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive payment. If the certificate(s) are sent by mail, registered mail with return receipt requested and proper insurance is suggested.

2. Payment in the Same Name: If the stock certificate and, if applicable, the check are issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3. Payment in Different Name: If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution (defined below). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein. For Canadian shareholders, an “Eligible Institution” is defined as a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc Medallion Signature Program (MSP). For all other shareholders, an “Eligible Institution” is defined as the Securities Transfer Agent’s Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program (MSP).

4. Special Payment and Delivery Instructions: Indicate the name in which and address to which the stock certificate and, if applicable, the check are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 or applicable Form W-8 must also be completed for the person named therein, and that person will be considered the record owner.

5. Letter of Transmittal Required; Surrender of Certificate(s; Lost Certificate(s): You will not receive your stock certificate and, if applicable, your check unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent or Forwarding Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your certificates for exchange. Any Forbes Energy Services Ltd. stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with Exchange Agent.

6. Backup Withholding: Under the federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent or Forwarding Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% backup withholding on the payment of any cash. The surrendering stockholder must check the box in Part 4 if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent or Forwarding Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent or Forwarding Agent. Certain stockholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. A tendering stockholder who is a foreign individual or a foreign entity should complete, sign, and submit to the Exchange Agent or the Forwarding Agent the appropriate Form W-8. A Form W-8BEN may be obtained from the Exchange Agent or downloaded from the Internal Revenue Service’s website at the following address: http://www.irs.gov.

7. Stock Transfer Taxes. If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed herein.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent and Forbes Energy Services Ltd. and such determination shall be final and binding. Exchange Agent and the Forbes Energy Services Ltd. reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

- THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK -

PAYER’S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Part 3—Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 4— Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                       DATE

NAME

ADDRESS

CITY                                          STATE                  ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE EXCHANGE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a shareholder who tenders Forbes Energy Services Ltd. stock certificates that are accepted for exchange may be subject to backup withholding. In order to avoid such backup withholding, the shareholder must provide the Exchange Agent or the Forwarding Agent with such shareholder’s correct taxpayer identification number and certify that such shareholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith for U.S. Holders or an applicable Form W-8 for non-U.S. Holders. In general, if a shareholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent or Forwarding Agent is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 or an applicable Form W-8 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 or applicable Form W-8 if the Forbes Energy Services Ltd. stock certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 or the guidelines associated with the applicable Form W-8.

Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such shareholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Exchange Agent.

Failure to complete the Substitute Form W-9 or applicable Form W-8 will not, by itself, cause the Forbes Energy Services Ltd. stock certificates to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the exchange. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 FOR U.S. HOLDERS OR AN APPLICABLE FORM W-8 FOR NON-U.S. HOLDERS MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 OR THE GUIDELINES ASSOCIATED WITH THE APPLICABLE FORM W-8 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of —

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account (1)

4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)

7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of —

8.	Sole proprietorship account	The owner(4)

9.	A valid trust, estate or pension trust	The legal entity(5)

10.	Corporate account	The corporation

11.	Religious, charitable, or educational organization account	The organization

12.	Partnership account held in the name of the business	The partnership

13.	Association, club, or other tax-exempt organization	The organization

14.	A broker or registered nominee	The broker or nominee

15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•

An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•

The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.